UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/17/2006

TRIMERIS INC
(Exact name of registrant as specified in its charter)

Commission File Number:  0-23155

DE	561808663
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3500 Paramount Parkway, Morrisville, NC 27560
(Address of principal executive offices, including zip code)

(919) 419-6050
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

On January 17, 2006, Hoffmann-La Roche ("Roche") and Trimeris, Inc. issued a press release announcing the initiation of pre-clinical development activites related to two novel HIV fusion inhibition peptides. The press release in its entirety is attached as Exhibit 99.1.

As part of their ongoing collaboration in the development and commercialization of first-in-class fusion inhibitors for the treatment of HIV/AIDS, Roche and Trimeris announced the selection of two novel peptides for co-development and progression into early pre-clinical studies. The peptides, TR-291144 and TR-290999, are members of two new, distinct classes of peptides derived from HR2 sequences of the HIV virus.

In connection with this event, Roche will pay Trimeris $2.5 million.

Item 9.01.    Financial Statements and Exhibits

Press release dated January 17, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMERIS INC

Date: January 17, 2006	By:	/s/ Robert R. Bonczek
Robert R. Bonczek
Chief Financial Officer and General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release dated January 17, 2006